Exhibit 99.1

For release January 5, 2004, at 4:30 p.m. Eastern

Planar reduces outlook for December quarter,

schedules announcement of final results

BEAVERTON, Ore. – January 5, 2004 – Planar Systems, Inc. (NASDAQ:PLNR), a worldwide leader in flat-panel display systems, is scheduled to announce final results for the quarter ended December 26, 2003, on January 14, 2004. Based on preliminary results, net income is expected to be between $0.20 and $0.22 per share on sales of between $62 million and $64 million.

“While final results are still being tabulated, it’s clear we will not meet net income per share expectations of $0.28 set in October, and I take full responsibility,” said Balaji Krishnamurthy, chairman, president and CEO. “The shortfall is in our medical segment, and we’re already making strategy adjustments which should more effectively capitalize on the company’s fundamental strengths in the medical display market, including the market’s strongest brand and supply chain management. These adjustments will be made in the marketplace over the coming weeks and months.”

Net income in the company’s first quarter is falling short of expectations primarily due to lower-than-expected sales in the company’s medical business unit. Factors that have led to the shortfall in medical sales include shortages of medical-grade display components and weak sales performance in digital imaging products. Increased competitive offerings in the digital imaging field have resulted in Planar’s products being positioned as premium solutions, while the market is shifting toward commodity products more rapidly than expected. Preliminary results for Planar’s industrial and commercial business units, meanwhile, show those segments performing to plan in sales and profitability.

“The diversification of our three business units is a key value-driver of the company, but the contributions from the commercial and industrial segments do not appear to offset weakness in the medical segment this past quarter. Likely impacts to the full-year sales and profit outlook are being analyzed and will be addressed in our press release and conference call next week,” concluded Krishnamurthy.

Planar’s chief financial officer, Steve Buhaly, will conduct a company presentation at the Needham Growth Conference in New York City this Wednesday, January 7. His slides will be available on www.planar.com and a live audio webcast will be publicly available through links on www.planar.com and www.needhamco.com, beginning at approximately 3:30 pm Eastern time and archived thereafter.

Planar plans to announce final results of the first quarter of its fiscal 2004 on Wednesday, January 14, 2004. A press release with financial statements is scheduled to be released at 4 p.m. Eastern Time, followed by a conference call and webcast beginning at 5 p.m. Eastern, on January 14.

The conference call on January 14 is widely accessible by webcast via links available in the investor information section of www.planar.com, or through numerous investor-oriented Web sites. A replay of the call’s webcast will be available through January 28, 2004, and a transcript of the management commentary portion of the call will be posted on the Planar Web site.

ABOUT PLANAR

Planar Systems, Inc. is one of the world’s most accomplished providers of flat-panel displays with more than 20-years expertise in flat-panel innovation. The company provides the most dependable display solutions for demanding applications in industrial, medical, commercial and consumer markets. Planar’s customers depend on its award-winning displays in mission-critical moments, from making split-second medical decisions to catching late-breaking headlines. Founded in 1983, Planar is a global company with headquarters in Oregon. For more information, please visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Balaji Krishnamurthy and the statements regarding the company’s current expectations as to net income and sales for the quarter ended December 26, 2003, are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: domestic and international business and economic conditions, changes in the flat-panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, technological advances, shortages of components or manufacturing capacity from our third-party manufacturing partners, risks inherent in the acquisition of businesses and technologies, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Stewart Clark, Investor Relations Director

503-748-6984 / stewart_clark@planar.com